Exhibit (j) (1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

The MainStay Funds:

We consent to the use of our reports dated December 21, 2018, with respect to the financial statements and financial highlights of The MainStay Funds (the Funds), comprised of the MainStay MacKay Common Stock Fund, MainStay MacKay Convertible Fund, MainStay MacKay Emerging Markets Debt Fund, MainStay MacKay Infrastructure Bond Fund (formerly, MainStay MacKay Government Fund), MainStay MacKay High Yield Corporate Bond Fund, MainStay Income Builder Fund, MainStay MacKay International Equity Fund, MainStay Large Cap Growth Fund, MainStay MAP Equity Fund, MainStay Money Market Fund, MainStay MacKay Tax Free Bond Fund, and MainStay MacKay Unconstrained Bond Fund, as of October 31, 2018, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectuses and under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania February 15, 2019